Exhibit 10.16
REVOLVER NOTE

U.S. $40,000,000	May 27, 2010
Philadelphia, Pennsylvania
FOR VALUE RECEIVED, ERESEARCHTECHNOLOGY, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of CITIZENS BANK OF PENNSYLVANIA (the “Lender”) at its office located at 3025 Chemical Road, Suite 300, Plymouth Meeting, PA 19462, on the Termination Date (as defined in the Credit Agreement referred to below) in immediately available funds, in Dollars, the aggregate unpaid principal amount of all Revolver Loans made by the Lender to the Borrower pursuant to the Credit Agreement. In addition, the Borrower shall make principal payments on this Note, to the extent required under the Credit Agreement, on the dates specified in the Credit Agreement and in the amounts determined in accordance with the provisions thereof. The Borrower further agrees to pay interest accrued on the unpaid principal amount outstanding hereunder from time to time from the date hereof at the rates and on the dates specified in the Credit Agreement, together with all other costs, fees and expenses as provided in the Credit Agreement.
The holder of this Note is authorized to endorse on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, the respective date, Type and amount of each Revolver Loan made by the Lender to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and the length of each Interest Period with respect thereto, and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement (or any error in such recordation) shall not affect the obligations of the Borrower to make payments of principal, interest and other amounts outstanding in accordance with the terms of this Note and the Credit Agreement.
This Note is the Revolver Note referred to in, evidences indebtedness incurred under, and is entitled to the benefits of, the Credit Agreement, dated as of the date hereof (said Agreement, as it may be amended, supplemented or otherwise modified from time to time, being referred to as the “Credit Agreement”), between the Borrower and the Lender. The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional or mandatory prepayments of the principal hereof prior to the maturity thereof, for a higher rate of interest hereunder on amounts past due and, in certain circumstances, in the case of an Event of Default, and for the amendment or waiver of certain provisions of the Credit Agreement.
Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement. This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.
Time is of the essence in respect of this Note.

ERESEARCHTECHNOLOGY, INC.
By:	/s/ Keith Schneck
	Name:	Keith Schneck
	Title:	Secretary

Schedule 1
Loans, Conversions and Payments

				Amount of	Amount of
	Type of Revolver			LIBOR	LIBOR	Unpaid
	Loan (LIBOR,	Amount		Loans	Advantage	Principal
	LIBOR	of	Amount of	Converted To	Loans	Balance of
	Advantage or	Revolver	Principal	Base Rate	Converted To	Revolver	Notation
Date	Base Rate)	Loan	Repaid	Loans	LIBOR Loans	Loans	Made By